Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm


We consent to the references to our firm under the captions "Financial Highlights" in the Class A, Class B, Class C share, Class R and Class Y Shares' Prospectuses and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Class A, Class B, Class C, Class R and Class Y Shares' Statement of Additional Information and to the incorporation by reference of our report, dated October 7, 2005, on the financial statements and financial highlights of Pioneer Europe Select Equity Fund included in the Annual Report to the Shareowners for the year ended August 31, 2005 as filed with the Securities and Exchange Commission in Post-Effective Amendment Number 22 to the Registration Statement (Form N-1A, No. 33-36265) of Pioneer Europe Select Equity Fund.



                                                          /s/ ERNST & YOUNG LLP


Boston, Massachusetts
December 22, 2005